EXHIBIT 99.1
                                                           Option No.   ___


                       [FORM OF DIRECTOR OPTION AGREEMENT]


                      NON-QUALIFIED STOCK OPTION AGREEMENT
                                ISSUED UNDER THE
                    DIVIDEND CAPITAL TOTAL REALTY TRUST INC.
                              EQUITY INCENTIVE PLAN


     A. A STOCK OPTION (the "Option") for a total of [_______] shares of Common Stock, $0.01 par value per share, of the Dividend Capital Total Realty Trust Inc., a Maryland corporation (herein the "Company"), is hereby granted as of [___________, 2___] (the "Option Grant Date"), to [____________] (herein the
"Optionee"), subject in all respects to the terms and provisions of the Dividend Capital Total Realty Trust Inc. Equity Incentive Plan (the "Plan"), which has been adopted by the Company and which is incorporated herein by reference. Defined terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.

     B. The option price of the Option as set forth in the Plan is $[for Initial Grants: Eleven Dollars ($11.00)] $[_______] per share.

     C. [For Initial Grants: The Option will vest as follows: 20% of the Shares as of the Option Grant Date and an additional 20% of the Shares on each of the first four anniversaries of the Option Grant Date.]

        [For Subsequent Grants: 100% of the Shares on the second anniversary of the Option Grant Date.]

     D. The Option herein granted is not intended to qualify as and will not be treated as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

     E. The Option may not be exercised if the issuance of shares of Common Stock of the Company upon such exercise would constitute a violation of any applicable Federal or State securities or other law or valid regulation. The Optionee, as a condition to the Optionee's exercise of the Option, shall represent to the Company that the shares of Common Stock of the Company that the Optionee acquires under the Option are being acquired by the Optionee for investment and not with a present view to distribution or resale, unless counsel for the Company is then of the opinion that such a representation is not required under the Securities Act or any other applicable law, regulation, or rule of any governmental agency. The Common Stock issued upon exercise of the Option shall bear the following legend if required by counsel for the
Company:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES PROVISIONS. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER, EXCEPT UPON DELIVERY TO THE COMPANY OF EVIDENCE SATISFACTORY TO THE COMPANY AND ITS COUNSEL (INCLUDING, AT THE COMPANY'S OPTION, AN OPINION OF COUNSEL) THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER AND THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR ANY RULES OR REGULATIONS PROMULGATED THEREUNDER.

     F. The Option may not be transferred in any manner otherwise than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of the Option shall be binding upon the executors, administrators, heirs, successors, and assigns of the Optionee.

     G. The term of the Option shall commence on the Option Grant Date and shall expire on [___________] (the "Expiration Date") [no later than 10 years after Option Grant Date]; provided, however, that:

                  (a) if the Optionee's service with the Company terminates prior to the Expiration Date for any reason other than the Optionee's removal for Cause, that portion of the Option that is not vested as of the effective date of such termination of service shall immediately terminate and that portion of the Option that is vested as of the effective date of such termination of service shall remain exercisable until the earlier of (1) the first anniversary of the effective date of such termination of service and (2) the Expiration Date; and

                  (b) if the Optionee is removed for Cause, the Option shall immediately terminate and be forfeited in its entirety as of the effective date of such removal.

The Administrator may upon the termination of the Optionee's service with the Company, in its discretion, determine to (i) extend the term of the Option, and/or (ii) permit the Option to continue to vest, provided that in no event may the Option be exercised after the Expiration Date.

     H. The Option may be exercised, to the extent specified above, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may the require pursuant to the Plan.

     I. By exercising the Option, the Optionee agrees that:

                  (a) as a precondition to the completion of any exercise of the Option, the Company may require the Optionee to enter an arrangement providing for the cash payment by the Optionee to the Company of any tax withholding obligation of the Company arising by reason of: (1) the exercise of the Option; (2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (3) the disposition of shares acquired upon such exercise. The Optionee also agrees that any exercise of the Option shall not be completed and that the Company shall be under no obligation to issue any Common Stock to the Optionee until such an arrangement is established or the Company's tax withholding obligations are satisfied, as determined by the Company; and

                  (b) the Company (or a representative of the underwriters) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Act, require that the Optionee not sell or otherwise transfer or dispose of any shares of Common Stock or other securities of the Company during such period (not to exceed one hundred eighty (180) days) following the effective date (the "Effective Date") of the registration statement of the Company filed under the Act as may be requested by the Company or the representative of the underwriters. The Optionee further agrees that the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

Dated as of [_________, 2___].

                                      DIVIDEND CAPITAL TOTAL REALTY TRUST INC.

                                      By:  ____________________________________

                                      Title:___________________________________



                                      __________________________________________
                                      OPTIONEE